Exhibit 5.1

One Atlantic Center
1201 West Peachtree Street
Atlanta, GA  30309-3424
404-881-7000 | Fax: 404-253-8847

John B. Shannon	Direct Dial: 404-881-7466	Email: john.shannon@alston.com

April 28, 2017

Pier 1 Imports, Inc. 100 Pier 1 Place Fort Worth, Texas 76102

Re:	Form S-8 Registration Statement -- Stock Options and Restricted Stock Granted as Employment Inducement Awards Outside of a Plan

Ladies and Gentlemen:

We have acted as counsel for Pier 1 Imports, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 195,000 shares of the Company’s common stock, $0.001 par value (the “Shares”), which may be issued by the Company pursuant to the grant or exercise of stock options and restricted stock to be awarded outside of a plan as employment inducement awards (the “Awards”).  This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

We have examined the Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, deemed by us to be relevant to this opinion letter and the Registration Statement.  We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.  Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.  In our examination of relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).

Alston & Bird LLP	www.alston.com

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April 28, 2017

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent.  The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.  Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based on the foregoing, it is our opinion that the Shares to be issued pursuant to the grant or exercise of the Awards are duly authorized for issuance and will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

ALSTON & BIRD LLP
By:	/s/ John B. Shannon
John B. Shannon